EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, G. William Andrews, certify that (i) the Form 10Q for the quarter ended June 30, 2014 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Campbell Strategic Allocation Fund, L.P.

Date: August 14, 2014	THE CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ G. William Andrews
G. William Andrews
Chief Executive Officer